UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 10, 2016
AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2045 East Innovation Circle
Tempe, AZ 85284
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b), (c) & (e)

On September 10, 2016, the Board of Directors (the “Board”) of Amkor Technology, Inc. (the “Company”) appointed Megan Faust to serve as Corporate Vice President and Chief Financial Officer. Ms. Faust succeeds Joanne Solomon, who is leaving the Company to pursue other opportunities, effective September 12, 2016.

Ms. Faust, 42, has served as the Company’s Senior Vice President, Corporate Controller since 2013 and Corporate Controller since 2010. Prior to joining the Company in 2005, Ms. Faust served as an auditor with KPMG, LLP for 10 years. She holds an MBA from Arizona State University, a BS in Accountancy from Northern Arizona University and is a Certified Public Accountant in Arizona.

In connection with her appointment, Ms. Faust will receive an annual base salary of $300,000, will be eligible for an annual cash incentive under the Company’s 2016 Executive Bonus Plan with a target incentive opportunity of 75% of base salary and will be granted options to purchase 75,000 shares of our common stock. The options will have an exercise price equal to fair market value of our common stock on the date of grant and will vest over four years as follows: 25% of the shares subject to the option will vest on the first anniversary of the grant date and 1/16th of the shares subject to the option will vest quarterly thereafter. There are no arrangements or understandings between Ms. Faust and any other persons pursuant to which she was chosen to become an officer, she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K and she has no family relationship with any director or executive officer of the Company.

Ms. Solomon entered into an agreement and release with the Company that provides for her to receive (i) a lump sum of $460,000 (one-year base salary), (ii) a lump sum amount equal to the bonus she would have been paid, if any, under the Company’s 2016 Executive Bonus Plan when payments are made to participants generally under the plan, (iii) reasonable costs of outplacement services, and (iv) payment of health insurance premiums for up to twelve months. Further, Ms. Solomon’s unvested stock options and shares of restricted stock and vested stock options will be treated in accordance with the terms of the applicable award agreement. The agreement and release also contains confidentiality, non-solicitation, non-disparagement and other customary provisions and is subject to non-revocation of a general release by Ms. Solomon.

Item 8.01. Other Events.
A copy of the Company’s press release announcing the events described under Item 5.02 above is included in this filing as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit    Description
99.1    Press release issued by Amkor Technology, Inc. on September 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.

By:	/s/ Gil C. Tily
Gil C. Tily
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Date: September 13, 2016

Index to Exhibits

Exhibit	Description

99.1	Press release issued by Amkor Technology, Inc. on September 12, 2016.